Exhibit 99.1

Investor Presentation November 2019

| 2 NYSE: TPL Management Team Tyler Glover Chief Executive Officer Robert Packer Chief Financial Officer Sameer Parasnis Chief Commercial Officer Robert Crain Executive Vice President of TPWR Chris Steddum Vice President, Finance and Investor Relations

Disclaimer

This presentation has been designed to provide general information about Texas Pacific Land Trust and its subsidiaries ("TPL" or the "Trust"). Any information contained or referenced herein is suitable only as an introduction to the Trust. The recipient is strongly encouraged to refer to and supplement this presentation with information the Trust has filed with the Securities and Exchange Commission ("SEC").
The Trust makes no representation or warranty, express or implied, as to the accuracy or completeness of the information contained in this presentation, and nothing contained herein is, or shall be, relied upon as a promise or representation, whether as to the past or to the future. This presentation does not purport to include all of the information that may be required to evaluate the subject matter herein and any recipient hereof should conduct its own independent analysis of the Trust and the data contained or referred to herein.

Unless otherwise stated, statements in this presentation are made as of the date of this presentation, and nothing shall create an implication that the information contained herein is correct as of any time after such date. TPL reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. The Trust disclaims any obligations to update the data, information or opinions contained herein or to notify the market or any other party of any such changes, other than required by law.

Industry and Market Data

The Trust has neither sought nor obtained consent from any third party for the use of previously published information. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. The Trust shall not be responsible or have any liability for any misinformation contained in any third party report, SEC or other regulatory filing. The industry in which the Trust operates is subject to a high degree of uncertainty and risk due to a variety of factors, which could cause our results to differ materially from those expressed in these third-party publications. Some of the data included in this presentation is based on TPL's good faith estimates, which are derived from TPL's review of internal sources as well as the third party sources described above. All registered or unregistered service marks, trademarks and trade names referred to in this presentation are the property of their respective owners, and TPL's use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names.

Forward-looking Statements

This presentation contains certain forward-looking statements within the meaning of the U.S. federal securities laws that are based on TPL's beliefs, as well as assumptions made by, and information currently available to, TPL, and therefore involve risks and uncertainties that are difficult to predict. These statements include, but are not limited to, statements about strategies, plans, objectives, expectations, intentions, expenditures and assumptions and other statements that are not historical facts. When used in this document, words such as "anticipate," "believe," "estimate," "expect," "intend," "plan" and "project" and similar expressions are intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although we believe our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this presentation are reasonable, we may be unable to achieve these plans, intentions or expectations and actual results, performance or achievements may vary materially and adversely from those envisaged in this document. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see TPL's annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC. The tables, graphs, charts and other analyses provided throughout this document are provided for illustrative purposes only and there is no guarantee that the trends, outcomes or market conditions depicted on them will continue in the future. There is no assurance or guarantee with respect to the prices at which sub-share certificates of the Trust will trade, and such securities may not trade at prices that may be implied herein.

TPL's forecasts and expectations for future periods are dependent upon many assumptions, including the drilling and development plans of our customers, estimates of production and potential drilling locations, which may be affected by commodity price declines or other factors that are beyond TPL's control.

These materials are provided merely for general informational purposes and are not intended to be, nor should they be construed as 1) investment, financial, tax or legal advice, 2) a recommendation to buy or sell any security, or 3) an offer or solicitation to subscribe for or purchase any security. These materials do not consider the investment objective, financial situation, suitability or the particular need or circumstances of any specific individual who may receive or review this presentation, and may not be taken as advice on the merits of any investment decision. Although TPL believes the information herein to be reliable, the Trust and persons acting on its behalf make no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes, safe as provided for by law, and the Trust expressly disclaims any liability relating to those statements or communications (or any inaccuracies or omissions therein). These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Non-GAAP Financial Measures

In this presentation, TPL utilizes earnings before interest, taxes, depreciation and amortization ("EBITDA"), which is not defined in the U.S. generally accepted accounting principles ("GAAP"). TPL believes that EBITDA is a useful supplement to net income as an indicator of operating performance. EBITDA is not presented as an alternative to net income and it should not be considered in isolation or as a substitute for net income. Please see Appendix for a reconciliation of EBITDA to net income, the most directly comparable financial measure calculated in accordance with GAAP.

NYSE: TPL | 3

The Permian Basin "ETF"

NYSE: TPL

100% Texas Permian Exposure

Diversified Revenue Streams:

Royalties, Water, and Surface

~23,600

Core Permian Net Royalty Acres[1]

~900,000

Surface Acres

+112%

Production Growth since 2018[2]

~19 Years

Inventory Below $40/bbl Breakeven[3]

Record Inventory[4] of

431 DUCs

and

375 Permits

$236 Million

3Q'19 YTD Annualized Free Cash Flow[5][6]

Balance Sheet Strength[7]

No Debt

Cash Balance of

$250 Million

8.5%

of Shares Repurchased since Jan. 2014[8]

16 Year

History of Increasing Dividends

Source: Company data and RSEG.
(1) Net royalty acres defined as gross royalty acres (530,400) in-basin multiplied by the average royalty per acre (4.4%).
(2) Increase in daily average net well production from 1Q'18 to 3Q'19.
(3) Based on total inventory with a breakeven less than $40 divided by 2018 spud count.
(4) As of 10/28/19 per RSEG.
(5) Free cash flow calculated as cash flow from operations less capital expenditures. Capital expenditures do not include acquisitions.
(6) Normalized for one-time ~$100 million WPX land sale (applying corporate tax rate of 21%) and one-time ~$12 million costs related to a proxy contest to elect a new Trustee.
(7) As of end of 9/30/19.
(8) Based on 8.473 million sub-share certificates outstanding as of 1/1/14 and 7.756 million sub-share certificates outstanding as of 9/30/19.

NYSE: TPL | 4

| 5 NYSE: TPL An Unmatched Oil and Gas Investment Source: Company data and Bloomberg as of 11/12/19 . (1) Market cap as of 11/12/19. (2) EBITDA growth represents year over year growth based on last four reported quarters. (3) Debt as of last reported quarter. EBITDA represents LTM based on last four reported quarters. (4) Return on Invested Capital (ROIC) defined as (Net Operating Profit after Taxes / Average Invested Capital) based on last four reported quarters. (5) EBITDA margin represents LTM based on last four reported quarters. (6) Reflects adjusted EBITDA . Please see Appendix for reconciliations of non - GAAP financial measures to their most directly comparable GAAP measures . Russell 2000 Index and Public North American Oil & Gas Companies Market Cap (1) $1.0bn or Greater EBITDA Growth (2) 10% or Greater Debt / EBITDA (3) 1.5x or Less ROIC (4) 40% or Greater >80% EBITDA Margin (5) Total Companies: 2,455 943 414 148 4 1 Oil & Gas Companies: 575 149 77 27 1 1 TPL Metrics: $5.0bn 29% (6) 0.0x ~91% ~ 83% (6)

Unique Exposure to Full Permian Development Chain

Public Vehicle Positioning

	Texas Pacific Land Trust	Oil & Gas Royalty: Brigham Minerals	Oil & Gas Royalty: Viper Energy Partners	Water: Rattler Midstream	Water: NGL Energy Partners LP
Royalties	✓	✓	✓	✗	✗
Surface	✓	✗	✗	✗	✓
Water	✓	✗	✗	✓	✓

Business Flow Overview

Surface

- ✓ Ownership of right of way
- ✓ Ownership of groundwater and subsurface injection rights
- ✓ High margins with no capital

Provides ease of access

Royalties

- ✓ Assets located in the core of the Permian
- ✓ No capex or opex burden for organic production and cash flow growth
- ✓ Real ownership of assets underlying cash flow generation
- ✓ Demand for water disposal services and locations on TPL surface has out-paced the rest of the Permian by a factor of ~3x[1]

Water

- ✓ Provides operational solutions across sourcing and disposal
- ✓ Disposal comprises significant portion of operator LOE
- ✓ Royalty stream with limited capex requirements to capture additional value

Allows continued development

Maximize Surface Ownership to Operate Profitable Water Business that Facilitates Development of Royalty Acreage

(1) Based on a comparison of gross produced water growth since 1/1/14 assuming current surface acreage owned. Only includes horizontal well production in the Midland and Delaware Basins from 1/1/14 to 3/31/19. TPL production growth giving effect to our portfolio of 900,000 surface acres in the Permian Basin as of 9/30/19 as if it had been owned since 1/1/14.

Reporting Segments:
- = Land and Resource Management
- = Water Services and Operations

NYSE: TPL | 6

Business Overview

Acreage Located in Most Active Sub-Regions in the Permian



Chavez
Delaware Basin
Central Basin Platform
Gaines
Dawson
Borden
Scurry
Fisher
Midland Basin
NM
Otero
Eddy
Lea
Andrews
Martin
Howard
Mitchell
Nolan
TPL's Combined Royalty & Surface Acreage Comprise ~2/3rds of Total NRAs
Loving
Winkler
Ector
Midland
Glasscock
Sterling
Coke
Culberson
TX
Ward
Tom Green
Hudspeth
Crane
Reeves
Upton
Reagan
Irion
Pecos
Jeff Davis
0 5 10 20 Miles
Royalty Acreage (530,400 Gross Royalty Acres / ~23,600 Net Royalty Acres)
Surface Acreage (~900,000 acres)
Combined Royalty & Surface Acreage (63% of NRA(1))
Active Rigs on TPL Royalty & Surface Acreage (80 Rigs – 43 Delaware, 37 Midland)
Active Permian Rigs (425 Rigs – 237 Delaware, 155 Midland, 33 Other)

Source: Company data, RSEG, and DrillingInfo rigs data as of 9/4/19 applied with a 0.25mi buffer.

(1) Based on 753,324 combined surface and gross royalty acres and 438,912 gross royalty only acres.

NYSE: TPL | 7

| 8 NYSE: TPL 0 200,000 400,000 600,000 800,000 1,000,000 1,200,000 OCCIDENTAL CONCHO EXXON PIONEER EOG DIAMONDBACK APACHE CHEVRON CIMAREX PARSLEY DEVON OVINTIV MEWBOURNE ENDEAVOR LAREDO WPX ENERGY CONOCOPHILLIPS SM ENERGY NOBLE SHELL CENTENNIAL SURGE CALLON CROWNQUEST SABLE MATADOR QEP FASKEN BTA SEQUITUR DISCOVERY HUNT BP PDC SABINAL FELIX II MARATHON LEGACY SHERIDAN EP ENERGY FOUR CORNERS DE3 OTHER ROSEHILL Exposed to Diverse Client Base Required to Utilize TPL Surface / Water Source: Company data and DrillingInfo as of 9/4/19 . (1) Reflects pro forma sum of last month production of PE / JAG, XEC / REN, and CPE / CRZO. (2) Relationships established through surface operations and/or water sourcing / produced water. Existing Relationship with TPL (2) Other Permian Operators Drill on TPL NRA TPL has Existing Relationships with Over 85% of the Top E&P and also Blue - Chip Midstream Companies x High Margin, Fixed - fee Revenue Streams x Resistant to Commodity Price Fluctuations E&P Companies on TPL Midstream Companies on TPL Latest Permian Gross Production Ranking ( boe /d) (1)

Business Segments Overview

Production(1) and Free Cash Flow(2) Growth

($ in millions, unless specified)



~81% Free Cash Flow CAGR Since 2016
~58% Production CAGR Since 2016
3.3
5.1
8.8
13.2
$40
$75
$125
$236
2016
2017
2018(3)(4)
3Q'19 YTD Annualized(4)(5)
Free Cash Flow
Net Production (mboe/d)

3Q'19 YTD Annualized



Adjusted EBITDA
Land and Resource Management 73%
Water Services and Operations 27%
~$308mm(5)
Free Cash Flow(2)
Land and Resource Management 92%
Water Services and Operations 8%
~$236mm(4)(5)

Source: Company data and RSEG.
Note: Land and Resource Management values inclusive of land-related surface and easement income. Water Services and Operations values inclusive of water-related surface and easement income. Please see Appendix for reconciliations of non-GAAP financial measures to their most directly comparable GAAP measures.
(1) YTD production based on average daily production from 1/1/19 through 9/30/19.
(2) Free cash flow calculated as cash flow from operations less capital expenditures. Capital expenditures do not include acquisitions.
(3) Normalized for one-time ~$19 million sale of nonparticipating perpetual oil and gas royalty interest in approximately 812 net royalty acres (1/16th interest).
(4) Assumes corporate tax rate of 21%.
(5) Normalized for one-time ~$100 million WPX land sale and one-time ~$12 million costs related to a proxy contest to elect a new Trustee.

NYSE: TPL | 9

History of the Trust

1871 - 1888

1871 – Texas & Pacific Railway is created and was granted ~3.5 million acres of land from the State of Texas.

1888 – Texas & Pacific Railway bankruptcy leads to the formation of Texas Pacific Land Trust, where all land assets were placed.

1889 - 2010

1920's – Texas and Pacific Abrams #1 becomes the first well to produce oil from the Permian Basin, and a few years later, the first oil pipeline is built in the basin.

1927 – TPL listed on NYSE. TPL is among the few Depression Era companies that continue trading today, almost a century later.

1954 – The mineral estate under TPL's land was spun-off to its shareholders under a new company named TXL Oil. TPL reserved an NPRI under certain tracts of land.(1)

1962 – Texaco purchased TXL Oil which at the time held over 2 million undeveloped acres in west Texas.

2001 – Chevron acquired Texaco for $36 billion, and now performs as an operator across a large portion of TPL's Permian position.

2010's – The Permian Basin begins to grow production as unconventional development unlocks tremendous additional reserves.

2011 - Present

2015 – Rapid development across much of TPL's acreage leads to increased royalty revenues for the Trust.

2017 – TPL announces formation of Texas Pacific Water Resources LLC ("TPWR")(2).

2019 – Conversion Committee formed to evaluate if the Trust should convert into a C-corporation.

Source: Company data.
(1) A fixed 1/16 NPRI was reserved under all lands held by the primary term of an oil and gas lease and a fixed 1/128 NPRI under all lands held by production.
(2) TPWR is a 100% wholly owned subsidiary of TPL.

NYSE: TPL 10

Key Investment Highlights

ETF of the Permian Basin

- Largest royalty company with 100% of acreage located in Texas Permian Basin
- Three high-margin businesses linked to the development intensity of the Permian – multiple "ways to win"
- Unparalleled position consisting of ~23,600 net royalty acres ("NRAs")[1] and ~900,000 surface acres
- TPL interest is focused in the Delaware where rig count represents 25% of total horizontal rigs across the U.S.

Synergistic Business Segments

- Ownership of surface provides right-of-way for continued development across TPL's footprint
- Rights to water and ability to promote operational solutions promotes further growth of the royalty business
- Upside exposure to water disposal revenues as Delaware Basin production growth persists

Focus on Return On and Of Capital

- 16 years of increasing dividends
- Has repurchased 8.5% of shares since Jan. 2014[2]
- Corporate ROIC of 91%[3]

Sustained Profitability and Pristine Balance Sheet

- Growing free cash flow generation; 490% growth in free cash flow since 2016 year end
- Robust LTM 3Q'19 EBITDA[4] margin of 83%
- No capex for organic royalty or land business growth; minimal for water
- No debt and cash balance of ~$250 million

Near Term Visible FCF Growth

- 80 rigs active on TPL royalty and surface acreage in 3Q'19[5]
- Acreage in the "Core" of the Permian with production growth of 112% since 2018[6]
- 431 DUCs[7] are 19% higher than at YE 2018 and Permit[7] count of 375 is the highest it has ever been – providing increased visibility on significant anticipated near-term cash flow growth ramp

Significant Upside

- Significant undeveloped potential: only 7% of royalty acreage is developed with ~22,300 gross undeveloped locations[8]
- High concentration in what TPL believes is the best part of the Permian, with ~19 years of inventory under $40/bbl breakeven[9]
- Water business in the early stages of development with multiple growth opportunities available
- Surface in frontier areas provides upside as development core expands with enhanced D&C and technology

Source: Company data, Bloomberg, RSEG and DrillingInfo as of 9/4/19.
(1) Net royalty acres defined as gross royalty acres (530,400) multiplied by the average royalty per acre (4.4%).
(2) Based on 8.473mm sub-share certificates outstanding as of 1/1/14 and 7.756mm shares outstanding as of 9/30/19.
(3) Return on Invested Capital (ROIC) per Bloomberg and defined as (Net Operating Profit after Taxes / Average Invested Capital) from 9/30/18 to 9/30/19.
(4) LTM 3Q'19 EBITDA adjusted for land sales deemed significant. Please see Appendix for reconciliations of non-GAAP financial measures to their most directly comparable GAAP measures.
(5) Rigs active within 0.25 miles of company acreage counted as of 9/4/19.
(6) Increase in daily average net well production from 1Q'18 to 3Q'19.
(7) As of 10/28/19 per RSEG.
(8) Gross drilling locations based on an average lateral length of 6,930 as per the expected DSU.
(9) Based on total inventory with a breakeven less than $40 divided by 2018 spud count.

NYSE: TPL | 11

| 12 NYSE: TPL 2014 2015 2016 2017 2018 2019 0% 500% 1000% 1500% 2000% 2500% 3000% 3500% TPL Permian Activity Outpacing Total Permian Activity Source: Company data and RSEG. (1) Only includes average daily horizontal well production in the Midland and Delaware Basins from 1/1/14 to 3/31/19. (2) TPL production growth giving effect to our portfolio of ~23,600 net royalty acres in the Permian Basin as of 9/30/19 as if i t had been owned since 1/1/14. Midland and Delaware TPL production split is based on TPL’s relative gross production in each basin . TPL (Total) (1)(2) : +3,027% MNRL (1) : +1,585% VNOM (1) : +1,103% Permian (1) : +730% TPL Delaware TPL Midland Top - Tier Resource Under Quality Operators , Combined with Unique Surface Ownership Leads to Outsized Production Growth 100% Formation of TPWR (June 2017) Normalized Pro Forma Gross Horizontal Well Production Growth Assuming Current Acreage Owned Since 2014 (1)

| 13 NYSE: TPL 17.5% 10.4% 9.4% 7.7% 6.8% 6.7% 4.0% 3.4% 2.7% 2.0% 1.8% 27.5% Net Wells (5) : 42.5 Royalty Interest Overview Land and Resource Management Net Royalty Position and Rigs Running on Core TPL Acreage Source: Company data, RSEG, and DrillingInfo rigs data as of 9/4/19 applied with a 0.25mi buffer. Note: Permian Basin horizontal locations only. Other areas include Eastern Shelf, Western Delaware, and Central Basin Platform ( shown in grey). (1) Non - TPL rigs are counted within the approximate focus area outline only. (2) Occidental callout as per 3Q’19 earnings call. Chevron callout as per 1Q’19 earnings call. Exxon callout as per 2Q’19 earning s c all. (3) Per RSEG as of 11/13/19. (4) Net royalty acres defined as gross royalty acres (530,400) multiplied by the average royalty per acre (4.4%) as of 3Q'19. (5) Includes net 27 PDP, 6.2 DUCs, 3.9 Completed and 5.4 Permitted wells. NRA (4) : ~23,600 Net Royalty Acres Distribution Key Operators with a Permian Focus Other Delaware Basin Central Basin Platform Midland Basin Southwest Delaware Rigs on TPL Royalty Acreage: 2 Rigs on TPL Surface Acreage: 1 Non-TPL Rigs (1) : ~5 Southeast Delaware Rigs on TPL Royalty Acreage: 7 Rigs on TPL Surface Acreage: – Non-TPL Rigs (1) : ~9 Northern Delaware Rigs on TPL Royalty Acreage: 31 Rigs on TPL Surface Acreage: 2 Non-TPL Rigs (1) : ~40 Midland Rigs on TPL Royalty Acreage: 34 Rigs on TPL Surface Acreage: 3 Non-TPL Rigs (1) : ~113 Eddy Reeves Lea Loving Ward Culberson Andrews Winkler Ector Gaines Crane Pecos Midland Martin Howard Dawson Irion Glasscock Reagan Upton Sterling Borden Mitchell Scurry x Occidental has Allocated 44% of Permian Rigs to the Stateline Area (2) x Exxon has Indicated Plans to Increase Production in the Permian to 1,000 mboe /d by 2024 (2) x ~50% of Exxon’s Outstanding Permits in 2019 on TPL Royalty Acreage (3) x Chevron has Indicated Increased Capital Spending Plans and Increased Activity in the Permian (2) x ~30% of Chevron’s Outstanding Permits in 2019 on TPL Royalty Acreage (3) 38.5% 9.0% 21.7% 11.1% 19.6% Northern Delaware Southeast Delaware Southwest Delaware Midland Other

| 14 NYSE: TPL 0% 20% 40% 60% 80% 100% 120% 140% 0 2,012 4,024 6,036 8,048 10,060 12,072 14,084 16,096 18,108 20,120 Wellhead BTax IRR $0 $10 $20 $30 $40 $50 $60 $70 0 2,012 4,024 6,036 8,048 10,060 12,072 14,084 16,096 18,108 20,120 Wellhead PV - 10 Breakeven ($/bbl) Significant Undeveloped Resource in Core Areas Land and Resource Management TPL Inventory by Breakeven to Working Interest Operator TPL Inventory by IRR to Working Interest Operator (2) Source: Company data and RSEG. Note: RSEG assumes no differential for oil and NGL, a $0.70 differential for gas, and NGL pricing at 25% of WTI. Excluding areas to be considered outside of basin. Excludes DUCs and Permits. Not showing locations with negative IRRs. (1) Based on total inventory with a breakeven less than $40 divided by 2018 spud count. (2) IRRs calculated at a flat price of $55.00/ bbl and $2.75/ mcf of oil and gas respectively. Northern Delaware Southeast Delaware Southwest Delaware Midland ~19 years of inventory life at current rig cadence with breakevens under $40/ bbl (1) ~19 years of inventory life at current rig cadence with IRRs of greater than 38% Drilling locations Drilling locations

| 15 NYSE: TPL Summary of Highest - Visibility Inventory Land and Resource Management Source: Company data and RSEG. Note: Permian Basin horizontal locations only as of 9/30/19. (1) Permitted well conversion rate based on wells permitted from 10/1/17 through 9/30/18 and then drilled through 9/30/19 . (2) DUC well conversion rate based on wells drilled from 10/1/17 through 9/30/18 and then completed through 9/30/19 . (3) Completed well conversion rates based on wells completed between 10/1/17 and 9/30/18. (4) DUCs considered to be all wells awaiting completion. Highest - Visibility Inventory with Top Operators Validates TPL’s Near - Term Production Outlook Other Northern Delaware Other Midland Southeast Delaware Southwest Delaware 100% NRI Permitted Wells ~84% of Permits are drilled within 12 months (1) 25.8% 12.2% 10.1% 9.0% 7.2% 35.7% Exxon EOG Occidental Shell WPX Energy Other Permitted Wells: 5.4 100% NRI DUC Wells ~41% of DUCs are completed within 6 months (2) 17.9% 16.6% 15.7% 8.6% 5.9% 35.3% Chevron Occidental Exxon Shell Apache Other DUC Wells (4) : 6.2 71.5% 22.3% 4.5% 1.3% 0.3% 100% NRI Completed Wells >90% of Completed Wells are listed as producing within ~1 month (3) 20.3% 13.0% 11.6% 11.3% 8.3% 35.6% Chevron Occidental Exxon EOG Shell Other Completed Wells: 3.9 ` 72.5% 16.0% 11.4% NRI by Operator NRI by Region 63.2% 30.9% 3.7% 2.1% 0.1% Permitted Wells: 5.4 Completed Wells: 3.9 DUC Wells (2) : 6.2

| 16 NYSE: TPL 976 184 2,464 1,258 649 2,311 1,195 1,310 296 290 339 259 14 94 398 222 595 563 1,013 1,751 715 1,556 782 1,237 232 782 Wolfcamp XY 1st Bone Spring Wolfcamp A 3rd Bone Spring Avalon Upper Wolfcamp B 2nd Bone Spring Lower Wolfcamp B Wolfcamp C 3rd Bone Spring Wolfcamp A Upper Wolfcamp B 2nd Bone Spring Wolfcamp A Wolfcamp C Upper Wolfcamp B Woodford Barnett Jo Mill Wolfcamp A Lower Spraberry Wolfcamp B Wolfcamp C Middle Spraberry Wolfcamp D Other 26 4 64 31 17 58 21 32 6 7 8 6 0 3 11 7 16 15 5 14 6 12 8 9 2 18 Wolfcamp XY 1st Bone Spring Wolfcamp A 3rd Bone Spring Avalon Upper Wolfcamp B 2nd Bone Spring Lower Wolfcamp B Wolfcamp C 3rd Bone Spring Wolfcamp A Upper Wolfcamp B 2nd Bone Spring Wolfcamp A Wolfcamp C Upper Wolfcamp B Woodford Barnett Jo Mill Wolfcamp A Lower Spraberry Wolfcamp B Wolfcamp C Middle Spraberry Wolfcamp D Other Undeveloped Inventory Summary Land and Resource Management Source: Company data and RSEG. Note: Locations reflect additional undeveloped locations sorted by interval and oil estimated ultimate recovery (“EUR”). Permian Basin horizontal locations only. Inclusive of DUCs, Permits and additional undeveloped wells. (1) Gross EUR in mboe for Oil EUR and mboe for Total EUR based on RSEG type curves normalized to 7,500 ft. (1.5 miles) well . (2) Total locations inclusive of additional undeveloped locations, DUCs, and Permits. Northern Delaware Southeast Delaware Southwest Delaware Midland Other Undeveloped Gross Well Locations: 21,485 10,643 902 1,872 7,286 Undeveloped 100% Net Well Locations: 406 259 22 52 55 Diverse Permian Resource with Large Net Exposure to Oily, High - Return Northern Delaware 804 1,835 794 1,864 690 1,684 637 2,173 625 2,080 540 2,465 531 1,920 473 1,551 405 2,432 672 1,032 521 841 498 742 207 268 548 1,283 433 1,028 256 871 82 1,651 13 1,886 505 790 452 900 448 698 428 745 410 783 344 505 310 529 496 1,364 782 18 2,001 721 1,344 707 1,364 Weighted Average Total EUR Net Add. Undev . Locations Oil EUR (1) Total EUR (1) 24 / DSU Add. Undev . Locations (Total Locations + PDP) / DSU (2) 10 / DSU 14 / DSU 24 / DSU 7 / DSU Northern Delaware Southeast Delaware Southwest Delaware Midland Other

| 17 NYSE: TPL Comparison of Key Statistics Land and Resource Management Source: Company data, RSEG, public filings, DrillingInfo as of 9/4/19. (1) TPL NRA is based on 4.4% average royalty interest per acre. VNOM NRA reported in 3Q’19 IP. MNRL NRA is based on 18% average royalty interest per acre as reported in the MNRL 3Q’19 IP. (2) Midland and Delaware only. TPL based on net resource (495 Mmboe ) divided by NRA (18,956) where net resource is the product of subregion gross resource and implied NRI. VNOM based on net resource (547 Mmboe ) divided by NRA (23,999), as per 3Q’19 Investor Presentation. (3) Rigs running on as of 9/4/19 applied with a 0.25mi buffer. TPL active rigs include 74 rigs on TPL royalty acres and 6 additional rigs on TPL surface acres . T here are 167 rigs operating outside of TPL acreage, but within the TPL focus areas. (4) Based on only horizontal wells. TPL Dev figure represents PDP only. Net Royalty Acres (NRA) (1) Permian NRA % Delaware NRA % 10,000 ~23,600 100% ~80% Active Rigs (3) 80 93 Percent Undeveloped (4) ~36% ~31% 3,600 54 Highest Permian Resource Per Acre of All Permian Peers Due to High Concentration in Stateline Area Dev 15% Undev 85% 23,999 62 ~97% ~46% Net Permian Resource ( mboe ) / NRA (2) 26.1 22.8 NM Dev 30% Undev 70% Dev 21% Undev 79% Key E&P Operators Significant Surface Ownership Dev 7% Undev 93% x   (Permian only)

| 18 NYSE: TPL – 300 600 900 1,200 1,500 1,800 2,100 2,400 2,700 3,000 3,300 3,600 – $20 $40 $60 $80 $100 $120 $140 $160 $180 $200 $220 $240 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 Cumulative Horizontal Well Count Since 2016 (3) Cumulative SLEM Revenue Since 2016($mm) (2) SLEM Revenue Well Count x Extensive position allows our surface to benefit from development occurring on and adjacent to TPL land ▪ Since 2018, SLEM revenue has represented ~22% of total TPL revenues (1) ▪ Generates 50% - 60% of its surface revenue from easements related to pipeline infrastructure ▪ Generates lease and material (caliche) sale revenues in addition x Majority of easement contracts are set on 10 - year terms which renew at an inflation adjusted rate (initial fee ~15%) Surface Leases, Easements and Material Sales (“SLEM”) Land and Resource Management Generates Multiple Long - Term Income Streams with No Opex TPL Has Averaged ~$60,000 in SLEM Revenue for Every Well Drilled On and Surrounding its Core Permian Surface Position (1) The TPL Surface Position Can’t be Replicated Amongst Royalty and Water Companies ~900,000 Surface Acres With a Concentration in Core Permian Areas Surface procurement TPL Caliche Pad E&P Lease Road to Operations on non - TPL Surface TPL Caliche Pit E&P Oil & Gas Facility on TPL Surface Solar Farm on TPL Surface TPL Caliche Pad TPL Caliche Pad SWD on non - TPL Surface Non - TPL Surface Acreage TPL Surface SWD on TPL Surface E&P Oil & Gas Facility on non - TPL Surface T h TPL SLEM Revenue Tracks the Region’s Well Count Source: Company data and RSEG. (1) Total revenue adjusted for one - time land / royalty sales of $19mm and $100mm in 2018 and 2019, respectively. (2) SLEM revenue represents TPL’s cumulative easements and sundry income from 1/1/16 through 9/30/19. (3) Cumulative horizontal well count per RSEG in TPL’s Northern Delaware Region (~950,000 acres) and TPL’s Midland Region (~250, 000 acre region around TPL’s surface in East Ector, Midland, Upton and Glasscock Counties).

Water Resources Asset Overview
Water Services and Operations

Salt Water Disposal Wells



Water Oil Ratio(1) 4:1
Eddy
NM
Lea
Culberson
Loving
TX
Reeves
Ward
TPL Surface Acreage
Salt Water Disposal Wells
Active – Current Revenue
Permitted/Permits in Progress – Growth Opp.
0 3 6 12
Miles

Asset	Capacity
TPL Land Permits	
• Active:	665 mbbl/d
• Permitted:	1,390 mbbl/d
Non-TPL Land Permits(2)	
• Active:	835 mbbl/d
• Permitted:	720 mbbl/d

Disposed Water Volume Growth Sustained by Highest WOR Areas

TPL Water Sourcing Infrastructure



Eddy
NM
Lea
Loving
TX
Reeves
Ward
TPL Surface Acreage
Well Pads Sourced by TPL
TPL Water Well Fields
TPL Frac Pit
TPL Water Sourced to 3RD Party Vendors
0 3 6 12
Miles

Asset	Capacity
Source Water Delivery	450 mbbl/d (200 miles of water pipeline)
Source Water Storage Capacity	16 mmbbl
Treatment Capabilities	70 mbbl/d (3 full oxidation facilities)

Sourced Water Business Driven by High Fluid Intensity Areas

Source: Company data and RSEG.
Note: TPL does not operate any water disposal wells.
(1) Water oil ratio ("WOR") defined as the ratio of 12 month cumulative water production to 12 month cumulative oil production.
(2) Revenue received both on and off TPL surface based on existing contracts.

NYSE: TPL | 19

| 20 NYSE: TPL 3% 9% 10% 15% 22% 32% 82% 69% 58% 3Q 2017 3Q 2018 3Q 2019 ($ in millions) Treated Water & Other Produced Water Sourced Water $9.6 $25.7 $33.5 YoY 290% YoY 90% Growth Strategy and Competitive Advantage Water Services and Operations Revenue Growth and Change in Mix (1) Significant Produced Water Upside Source: Company data. Note: Regional water volumes based on RSEG estimated water oil ratio, historic oil production and RSEG oil type curves. Historic volumes rep res ent horizontal wells drilled since TPWR formation in Jun. 2017. Development pace based on average ~1,160 wells drilled in the region during LTM ending 6/30/19 and held flat. (1) Inclusive of water sales and royalties and water - related easements and other surface - related income. TPWR Formed in June 2017 ($ in millions) – 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 2018 2019 2020 2021 2022 2023 2024 Water Volumes ( mbbls / d) Existing Regional Water Production Forecast Regional Water Production Current TPL Volumes TPL 3Q Runrate (~735 MBbls/d) Active + Permitted SWD Capacity (Assumes 80% Utilization)  Past TPL Future Produced Water Capture Opportunity Future  TPL 3Q Runrate (~735 mbbls /d) Royalty Based Business Model Captures Increased Disposal Volumes in Northern Delaware Focus Area Treatment and Reuse Opportunities Provide a Natural Hedge as Majors and Large Independents Balance Disposal vs. Treatment and Produced Water Volumes Continue to Build

| 21 NYSE: TPL 347 471 686 1,176 1,802 3Q'15 3Q'16 3Q'17 3Q'18 3Q'19 $51 $55 $63 $145 $245 $308 2014 2015 2016 2017 2018 3Q'19 YTD Annualized Summary of Financials Source: Company data. Note: Revenue was restated retrospectively upon adoption of new revenue reconciliation guidance on 1/1/18 . CAGR defined as the compounded annual growth rate from 1/1/14 to 9/30/19 YTD Annualized. Please see Appendix for reconciliations of non - GAAP financial measures to their most directly comparable GAAP measures. (1) EBITDA adjusted for land sales deemed significant, sales of oil and gas royalty interests, and proxy costs. (2) Calculated as average daily net production over quarter divided by quarter - end number of sub - shares. Net Production per Sub - Share Certificate (2) Adjusted EBITDA (1) ($ in millions) 96% 95% 95% 94% 87% 83% Margin: Capex by Business Segment ($ in millions) $1 $3 $2 $18 $45 $35 $1 $19 $48 $37 2016 2017 2018 3Q'19 YTD Annualized Land and Resource Management Water Service and Operations ( Boe /d per mm sub - share certificates)

| 22 NYSE: TPL Return of Capital to Shareholders Source: Company data. (1) Dividends for 2012 includes $2.2 million of dividends for 2013 which were paid in the fourth quarter of 2012. (2) 2019 dividend declared and paid in the first quarter of 2019; YTD share repurchases of $4.4 million as of 9/30/19 . Cumulative Return of Capital $2.0 $2.0 $4.3 $2.2 $2.4 $2.5 $10.7 $31.6 $46.6 $10.7 $16.0 $20.2 $25.2 $23.0 $28.8 $33.1 $34.2 $38.4 $4.3 $249.9 $12.7 $18.0 $24.5 $25.2 $25.2 $31.2 $35.6 $44.9 $70.0 $300.8 $79.53 $95.07 $94.21 $98.02 $92.90 $48.69 $43.35 $50.78 $65.08 $57.05 2010 2011 2012 2013 2014 2015 2016 2017 2018 3Q'19 YTD Dividends Share Repurchases Cash Balance as of 9/30/2019 Average WTI Price (2) ($ in millions, except average WTI prices) (1) (1)

| 23 NYSE: TPL An Unmatched Oil and Gas Investment Russell 2000 Index and Public North American Oil & Gas Companies Market Cap (1) $1.0bn or Greater EBITDA Growth (2) 10% or Greater Debt / EBITDA (3) 1.5x or Less ROIC (4) 40% or Greater > 80% EBITDA Margin (5) Total Companies: 2,455 943 414 148 4 1 Oil & Gas Companies: 575 149 77 27 1 1 TPL Metrics: $5.0bn 29% (6) 0.0x ~91% ~ 83% (6) Source: Company data and Bloomberg as of 11/12/19 . (1) Market cap as of 11/12/19. (2) EBITDA growth represents year over year growth based on last four reported quarters. (3) Debt as of last reported quarter. EBITDA represents LTM based on last four reported quarters. (4) Return on Invested Capital (ROIC) defined as (Net Operating Profit after Taxes / Average Invested Capital) based on last four reported quarters. (5) EBITDA margin represents LTM based on last four reported quarters. (6) Reflects adjusted EBITDA . Please see Appendix for reconciliations of non - GAAP financial measures to their most directly comparable GAAP measures . Sustained Profitability and Pristine Balance Sheet Focus on Return On and Of Capital ETF of the Permian Basin Significant Upside Synergistic Business Segments Near Term Visible FCF Growth Summary Investment Highlights

Appendix

Texas Pacific Land Trust Team

Track Record of Shareholder Value Creation

Texas Pacific Land Trust Management Team



Tyler Glover
CEO, Secretary and General Agent

Mr. Glover has been Chief Executive Officer, Co-General Agent and Secretary at Texas Pacific Land Trust since November 2016 and President and Chief Executive Officer of Texas Pacific Water Resources since its formation in June 2017

Previously, Mr. Glover served as Assistant General Agent of the Trust and an independent landman in the Permian prior thereto



Robert J. Packer
CFO and General Agent

Mr. Packer has been the Chief Financial Officer at Texas Pacific Land Trust since December 2014 and has been its Co-General Agent since November 2016

Previously, Mr. Packer served as Accounting Supervisor for Texas Pacific Land Trust, a position he held since March 2011

Formerly, he was Controller at StarCrest Realty

He is a Certified Public Accountant



Sameer Parasnis
Chief Commercial Officer

Mr. Parasnis joined Texas Pacific Land Trust in July 2019 from Stifel's O&G investment banking team where he served as a Managing Director and Co-Head of E&P coverage

Mr. Parasnis spent most of his 17+ years finance career in O&G investment banking at Credit Suisse and has also worked with GMP Securities and Citi

He started his career as a chemical engineer with Reliance Industries Ltd. in 1996



Chris Steddum
VP, Finance and Investor Relations

Mr. Steddum came to Texas Pacific Land Trust from Stifel's oil and gas investment banking team where he served as a Director

Mr. Steddum began his investment banking career in the O&G coverage group at Credit Suisse

He earned his MBA from Rice University and Bachelors of Science in Business Administration from the University of South Carolina Honors College

Texas Pacific Water Resources Management Team



Robert A. Crain
EVP

Robert Crain has served as Executive Vice President of Texas Pacific Water Resources since its formation in June 2017

Prior to TPWR, Mr. Crain led water resource development efforts for EOG Resources across multiple basins, including the Permian and Eagleford

Mr. Crain holds Bachelor of Science Degree from Texas State University and M.B.A. from University of Texas at Tyler



Jeremy Smith
VP, Business Development

Mr. Smith came to Texas Pacific Water Resources from EOG Resources where he negotiated water sourcing and purchasing agreements across the Permian Basin and the Eagle Ford Shale

Prior to EOG, Mr. Smith led a successful real estate broker service



Katie Keenan
VP, Land and Legal

Mrs. Keenan joined Texas Pacific Land Trust in January 2017 as Land Manager and transitioned into her role as Vice President, Land and Legal at Texas Pacific Water Resources in May 2019

Previously, Mrs. Keenan worked as a Landman for BHP Billiton in the Permian Basin

She earned her law degree from the University of Oklahoma and is a licensed attorney in the State of Texas

NYSE: TPL | 25

| 26 NYSE: TPL TPL Revenue Streams Through the Life Cycle of a Well Surface and Royalty Ownership Allow Steady Revenue Generation Through the Entire Life Cycle of Oil & Gas Development ■ Infrastructure for oil & gas development Initial Development Phase Drilling and Completion Phase Production Phase Typical Activities TPL Revenue Sources ■ Fixed fee payments for use of TPL’s surface to build infrastructure ■ Sale of materials (caliche) used in the construction of infrastructure ■ Sourced water volumes (1) ■ Development of gathering, transportation and processing infrastructure ■ Fixed price per barrel for providing brackish groundwater and / or treated produced water ■ Fixed fee payments for the use of TPL’s surface for a variety of midstream infrastructure requirements ■ Significant produced water volumes (gathering, treating and reuse, and disposing back into the ground) ■ Royalty interest on the oil & gas produced ■ Royalty per barrel (injection fee) for allowing saltwater disposal (SWD) on TPL lands Majority of Stable Revenue Streams are Royalty, or Fixed - Fee Payments, with Limited - to - No Capital Expenditure Burden 1 2 = Land and Resource Management = Water Services and Operations 3 (1) Sourced water is water used for oil and gas development (i.e. drilling and completions).

| 27 NYSE: TPL 1.7 2.7 3.3 5.1 8.8 13.2 0 2 4 6 8 10 12 14 2014 2015 2016 2017 2018 Q3'19 YTD Average Historical Production (mboe/d) Well Positioned Assets Attract Increasing Development Focus Land and Resource Management Source: Company data and RSEG. Note: TPL production growth giving effect to our portfolio of ~23,600 net royalty acres in the Permian Basin as of 9/30/19 as if it had been owned since 1/1/14. YTD production based on average daily production from 1/1/19 to 9/30/19 . (1) As of 10/28/19 per RSEG. DUC figures not limited to previously used 4 month disclosure criteria. DUCs considered to be all wells awaiting completion. DUC val ues shown as of period end date. Horizontal wells only. (2) LTM defined as horizontal spuds from 6/30/18 to 6/30/19. Spud rate defined as the percent of LTM spuds in basin captured on TPL acreage compared to the percent of basin acreage owned by TPL. Net Production Gross DUC Inventory (1) Last Twelve Month Spud Rate on TPL Royalty Acreage is 5x Higher than Midland and Delaware (2) Flattening PDP Decline Stabilizes the Growth Profile with Slower DUC Growth 71 107 121 319 362 431 0 50 100 150 200 250 300 350 400 450 500 2014 2015 2016 2017 2018 Q3'19 Gross DUC Count

| 28 NYSE: TPL Sub-region (1) Average NRI (2) NRA (3) DSUs PDP DUCs (4) Permits Additional Undeveloped Total Locations PDP + Total Locations Gross Undeveloped Resource (Mmboe) (5) PDP + Total Locations / DSU Average Lat. Length (ft.) Northern Delaware 2.3% 9,090 505 861 220 169 10,643 11,033 11,894 17,895 24 6,273 Southeast Delaware 2.1% 2,125 101 90 24 12 902 938 1,027 678 10 6,440 Southwest Delaware 3.0% 5,112 132 5 1 0 1,872 1,873 1,878 1,969 14 5,323 Delaware 2.4% 16,328 738 956 245 181 13,417 13,843 14,799 20,542 20 6,155 Midland 0.5% 2,628 337 576 181 185 7,286 7,652 8,228 5,990 24 8,416 Other 1.8% 4,632 127 33 5 9 782 796 830 354 7 6,118 Total 1.7% 23,588 1,202 1,565 431 375 21,485 22,291 23,857 26,886 20 6,930 Summary of Full Inventory Land and Resource Management Total Gross Locations Undeveloped Gross Locations ~56 Years of Inventory Life (6) Source: Company data and RSEG. Note: Permian Basin horizontal locations only. 1,943 vertical wells excluded. Other areas include Eastern Shelf, Western Delawar e, and Central Basin Platform. Proved developed locations inclusive of PDP locations and completed locations. (1) Gross location values shown. (2) Calculated as 100% Net Royalty Acres divided by DSU Acres. (3) Net royalty acres defined as gross royalty acres (530,400) multiplied by the average royalty per acre (4.4%). (4) As of 10/28/19 per RSEG. DUCs considered to be all wells awaiting completion. (5) Gross undeveloped resource is based on average EUR for each sub - region multiplied by the total location count in the sub - reg ion grossed up by weighted average lateral length for region compared to RSEG type curve, which is normalized to 7,500’ ft. w ell . Additional volumes from vertical wells not captured in gross undeveloped resource. (6) Inventory life calculated as undeveloped gross locations divided by 2018 spuds. Other: 782 Southwest Delaware: 1,872 Midland: 7,286 Southeast Delaware: 902 Northern Delaware: 10,643 Established Production Base Grounded in Conservative Assumptions High Near - Term Cash Flow Additional Undeveloped Locations: 21,485 PDP Wells: 1,565 Permitted Wells: 375 DUC Wells: 431 Outstanding Organic Resource

| 29 NYSE: TPL Southeast Delaware Southwest Delaware Northern Delaware 0% 20% 40% 60% 80% 100% 120% 140% 0 1,284 2,568 3,852 5,136 6,420 7,704 8,988 10,272 11,556 12,840 Wellhead BTax IRR $0 $10 $20 $30 $40 $50 $60 $70 0 1,284 2,568 3,852 5,136 6,420 7,704 8,988 10,272 11,556 12,840 Wellhead Breakeven ($/bbl) Significant Undeveloped Resource in Core Areas Land and Resource Management – Delaware High Concentration of Inventory in Active Regions Working Operator Inventory IRR (1) Working Operator Inventory Breakevens (1) % Developed % Undeveloped 9% 91% 0% 100% 7% 93% ~25 years of inventory life at current rig cadence with breakevens under $40/ bbl (2) Source: Company data and RSEG. Note: Excluding areas considered outside of basin. Developed inventory includes PDP only. (1) Excludes DUCs and Permits. (2) Based on total inventory with a breakeven less than $40 divided by 2018 spud count.

| 30 NYSE: TPL 0% 20% 40% 60% 80% 100% 120% 140% 0 728 1,456 2,184 2,912 3,640 4,368 5,096 5,824 6,552 7,280 Wellhead BTax IRR $0 $10 $20 $30 $40 $50 $60 $70 0 728 1,456 2,184 2,912 3,640 4,368 5,096 5,824 6,552 7,280 Wellhead Breakeven ($/bbl) Significant Undeveloped Resource in Core Areas Land and Resource Management – Midland High Concentration of Inventory in Active Regions Working Operator Inventory IRR (1) Working Operator Inventory Breakevens (1) % Developed % Undeveloped 7% 93% Midland ~7 years of inventory life at current rig cadence with breakevens under $40/ bbl (2) Source: Company data and RSEG. Note: Excluding areas considered outside of basin. Developed inventory includes PDP only. (1) Excludes DUCs and Permits. (2) Based on total inventory with a breakeven less than $40 divided by 2018 spud count.

Royalty Key Terms
Land and Resource Management

Focus Area[1]	Gross Royalty Acres	Net Royalty Acres	Average Royalty	Gross DSU Acres	Implied Average Net Revenue Interest per Well
Northern Delaware	152,958	9,090	5.9%	397,135	2.3%
Southeast Delaware	34,285	2,125	6.2%	101,993	2.1%
Southwest Delaware	81,795	5,112	6.3%	168,459	3.0%
Delaware	***269,038***	***16,328***	***6.1%***	***667,587***	***2.4%***
Midland	**150,434**	**2,628**	**1.7%**	**497,469**	**0.5%**
Other	110,928	4,632	4.2%	258,617	1.8%
Total	**530,400**	**23,588**	**4.4%**	**1,423,673**	**1.7%**

Term	Description	How's It Calculated
Gross Royalty Acres	The full, undivided ownership of the oil, gas, and mineral underneath one acre of land	Total Texas Pacific Land Trust acreage 530,400
Net Royalty Acres (Normalized to 1/8)	Gross Royalty Acres standardized to 12.5% (or 1/8) oil and gas lease royalty	Gross Royalty Acres * Avg. royalty / (1/8) 186,701 = 530,400 * 4.4% / (1/8)
Net Royalty Acres	Gross Royalty Acres standardized on a 100% (or 8/8) oil and gas lease royalty basis	Gross Royalty Acres * Avg. royalty 23,588 = 530,400 * 4.4%
Drilling Space Units ("DSUs")	Areas designated in a spacing order or unit designation as a unit and within which operators drill wellbores to develop our oil and natural gas rights	Total number of gross DSU acres 1,423,673
Implied Average Net Revenue Interest per Well	Number of 100% oil and gas lease royalty acres per gross DSU acre	Net Royalty Acres / Gross DSU Acres 1.7% = 23,588 / 1,423,673

Source: Company data and RSEG.
Note: Other areas include Eastern Shelf, Western Delaware, and Central Basin Platform.
(1) Excluding acres which are considered to be outside of Basin.

NYSE: TPL | 31

| 32 NYSE: TPL Comparison of Peer Acreage Land and Resource Management Delaware Basin Central Basin Platform Midland Basin Source: Company data and RSEG. Note: Other areas include Eastern Shelf, Western Delaware, and Central Basin Platform. Excluding acres which are considered to be outside of Basin.

Water Resources Overview
Water Services and Operations

Full-Service Water Solutions for Permian Basin Oil & Gas Operations

- TPL Surface ownership provides access to source water, disposal rights and right-of-way for critical water infrastructure
- Strong relationships with E&P operators allow TPL to enter attractive contracts for sourcing, treatment and disposal
- TPL is exposed to a royalty-like water revenue stream across entire Permian position, which is highlighted by the prolific Northern Delaware region

Key Sourcing Contract Terms

- Multiple Right of First Refusal, Take or Pay and Water Treatment contracts with blue chip operators
  - Includes several minimum volume commitments totaling ~100 mm bbls over next 2 – 5 years
  - Total contract coverage region exceeds 350,000 acres
- Typical Terms range from 2 – 15 years
  - Sourcing prices average $0.50 - $0.60/bbl(1)
  - Treatment prices average $0.50 - $0.65/bbl(1)

Key Disposal Contract Terms

- TPL has 80+ SWDs contracts or LOUs with 5 to 10-year terms including an option to extend on the majority
  - 30+ active SWDs (~817 mbbls/d capacity)
  - 50+ permitted SWDs (~1,570 mbbls/d capacity)
  - Option extensions typically include 15% price escalation
- Disposal Royalties / Fees average $0.10 - $0.20/bbl

Provides Critical Infrastructure for E&P Operators



Oil & Gas Facility
Oil Sales Line
Gas Sales Line
Producing Oil & Gas Wells
Completions
Produced Water Gathering Line
TPL Fresh/Brackish Water Storage
TPL Water Supply Well
Non-TPL Surface Acreage
TPL Section Boundary
Salt Water Disposal Facility
TPL Treated Produced Water Storage

Water Resources Provide "Royalty-Like" Injection Fees, while Promoting Operator Development on TPL Land

Source: Company data.
(1) Sourcing and Treatment prices shown represent average range; however, prices can vary significantly by region.

NYSE: TPL | 33

| 34 NYSE: TPL 18 - month Weighted Average TPL Capture Rate = 26% TPL YTD 2019 Capture Rate = 32% 0% 10% 20% 30% 40% 50% 60% 70% 80% – 200 400 600 800 1,000 1,200 1,400 1,600 Jan-18 Apr-18 Jun-18 Sep-18 Dec-18 Mar-19 Jun-19 TPL Capture Rate Completions Volumes (mbbls / d) Northern Delaware Region Volumes TPL Delaware Volumes TPL Capture Rate (%) TPL YTD 2019 Capture Rate 18 - month Weighted Average TPL Capture Rate = 24% TPL YTD 2019 Capture Rate = 27% 0% 10% 20% 30% 40% 50% – 500 1,000 1,500 2,000 2,500 Jan-18 Apr-18 Jun-18 Sep-18 Dec-18 Mar-19 Jun-19 TPL Capture Rate Produced Volumes (mbbls / d) Northern Delaware Region Volumes TPL Delaware Volumes 18-month TPL Capture Rate (%) TPL YTD 2019 Capture Rate Source: Company data and RSEG as of 6/30/19. Note: Northern Delaware Region is defined as approximately 1,400,000 acres surrounding TPL’s Northern Delaware Surface position including ~900,000 acres in Texas and ~500,000 acres in Southern New Mexico. Capture rate defined as TPL volumes as a percentage of total volumes in the Northern Delaware Region. Regional water volumes ba sed on RSEG estimated WOR, historic oil production and RSEG oil type curves. Historic volumes represent horizontal wells dri lle d since TPWR formation in Jun. 2017. Development pace based on average ~1,160 wells drilled in the region during LTM ending 6/30/19 and held flat. (1) TPL data is the average for 3Q’19; Regional produced water volumes based on RSEG estimated water production from wells drille d s ince TPWR formation (Jun. 2017) shown through 2Q’19 based on available data. (2) TPL data is the average for 3Q’19; Regional sourced water demand based on RSEG reported well fluid intensity volumes for well s c ompleted in the Northern Delaware Region shown through 2Q’19 based on available data. TPL is a Market Leader for Water in the Northern Delaware Water Services and Operations Produced Water Volumes of ~735 mbbls /d at ~$0.12/ bbl (1) Sourced Water Volumes of ~310 mbbls /d at ~$0.63/ bbl (2) Royalty Based Business Model Captures Increased Sourcing and Disposal Volumes in Northern Delaware Focus Area TPL’s Established Footprint Allows Optionality with SWD Operators to Negotiate Increased Economics Provides Irreplaceable Additional Upside as Aquifer Runs Underneath TPL Land

Historical Financial Summary

($ in millions)	Year ended December 31, 2016	2017	2018	Three months ended, 4Q18	1Q19	2Q19	3Q19	YTD September 30, 2019	LTM September 30, 2019
Total Acres	887,553	887,698	902,177	902,177	892,627	901,939	901,862	901,862	901,862
Revenues:									
Oil and gas royalties	$28.4	$58.4	$123.8	$35.7	$33.2	$39.6	$38.3	$111.1	$146.8
Easements and other surface-related income	26.2	70.0	88.7	21.9	31.4	22.4	33.9	87.7	109.6
Water sales and royalties	8.1	25.5	63.9	16.5	23.0	20.4	21.6	65.0	81.5
Land sales	2.9	0.2	4.4	0.1	103.6	4.8	4.6	113.0	113.1
Sale of oil and gas royalty interests	–	–	18.9	18.9	–	–	–	–	18.9
Other operating revenue	0.5	0.5	0.5	0.1	0.1	0.1	0.1	0.3	0.4
Total Revenues	**$66.1**	**$154.6**	**$300.2**	**$93.2**	**$191.3**	**$87.3**	**$98.5**	**$377.1**	**$470.3**
Expenses:									
Salaries and related employee expenses	1.4	3.8	18.4	7.9	6.5	7.7	8.5	22.7	30.6
Water service-related expenses	–	0.5	11.2	3.6	4.6	5.7	5.1	15.4	19.0
General and administrative expenses	0.9	1.5	4.7	1.8	2.1	2.1	2.9	7.2	9.0
Legal and professional fees	0.9	3.5	2.5	0.9	1.8	7.9	5.6	15.2	16.2
Depreciation and amortization	0.0	0.4	2.6	1.1	1.2	1.5	2.6	5.3	6.4
Total operating expenses	**$3.2**	**$9.7**	**$39.4**	**$15.3**	**$16.2**	**$24.9**	**$24.7**	**$65.8**	**$81.1**
Operating income (loss)	**$62.9**	**$144.9**	**$260.8**	**$77.9**	**$175.1**	**$62.4**	**$73.8**	**$311.3**	**$389.2**
Margin (%)	*95.2%*	*93.7%*	*86.9%*	*83.6%*	*91.5%*	*71.5%*	*74.9%*	*82.6%*	*82.8%*
Other income, net	0.0	0.1	0.9	0.4	0.4	0.5	0.9	1.8	2.2
Income before income taxes	**$62.9**	**$145.0**	**$261.7**	**$78.3**	**$175.5**	**$62.9**	**$74.7**	**$313.1**	**$391.4**
Income tax expense	20.6	47.8	52.0	15.6	35.5	13.3	14.7	63.5	79.1
Net income	**$42.3**	**$97.2**	**$209.7**	**$62.7**	**$140.0**	**$49.6**	**$60.0**	**$249.6**	**$312.3**
Margin (%)	*64.0%*	*62.9%*	*69.9%*	*67.3%*	*73.2%*	*56.8%*	*60.9%*	*66.2%*	*66.4%*
Key balance sheet items:	**2016**	**2017**	**2018**	**4Q18**	**1Q19**	**2Q19**	**3Q19**	**September 30, 2019**	**September 30, 2019**
Cash and cash equivalents	$49.4	$79.6	$119.6	$119.6	$113.3	$155.4	$249.9	$249.9	$249.9
Total debt	–	–	–	–	–	–	–	–	–
Total capital	52.7	105.1	244.7	244.7	333.8	383.4	443.4	443.4	443.4
Total assets	59.4	120.0	285.1	285.1	404.9	463.6	522.0	522.0	522.0
Total liabilities	6.7	14.9	40.4	40.4	71.1	80.2	78.6	78.6	78.6

Source: Company data.

NYSE: TPL | 35

Non-GAAP Reconciliations

($ in millions)	Year Ended December 31, 2014	2015	2016	2017	2018	Three months ended, 4Q18	1Q19	2Q19	3Q19	Land and Resource Management YTD September 30, 2019	Water Services and Operations YTD September 30, 2019	Total YTD September 30, 2019	LTM September 30, 2019
Net income	$34.8	$50.0	$42.3	$97.2	$209.7	$62.7	$140.0	$49.6	$60.0	$204.2	$45.4	$249.6	$312.3
Adjustments:													
Income taxes	16.7	25.2	20.6	47.8	52.0	15.6	35.5	13.3	14.7	51.0	12.5	63.5	79.1
Depreciation and amortization	0.0	0.0	0.0	0.4	2.6	1.1	1.2	1.5	2.6	0.7	4.6	5.3	6.4
EBITDA	**$51.5**	**$75.3**	**$62.9**	**$145.4**	**$264.3**	**$79.4**	**$176.7**	**$64.4**	**$77.3**	**$255.9**	**$62.5**	**$318.4**	**$397.7**
Revenue	$53.7	$78.1	$66.1	$154.6	$300.2	$93.2	$191.3	$87.3	$98.5	$284.2	$92.9	$377.1	$470.3
EBITDA Margin	**95.9%**	**96.4%**	**95.2%**	**94.0%**	**88.0%**	**85.2%**	**92.4%**	**73.7%**	**78.5%**	**90.0%**	**67.3%**	**84.4%**	**84.6%**
Adjusted EBITDA:													
EBITDA	$51.5	$75.3	$62.9	$145.4	$264.3	$79.4	$176.7	$64.4	$77.3	$255.9	$62.5	$318.4	$397.7
Other Adjustments:													
Less: land sales deemed significant[1]	-	(19.8)	-	-	-	-	(100.0)	-	-	(100.0)	-	(100.0)	(100.0)
Less: sale of oil and gas royalty interests[2]	-	-	-	-	(18.9)	(18.9)	-	-	-	-	-	-	(18.9)
Add: proxy contests, settlement, and conversion exploration committee costs[3]	-	-	-	-	-	-	0.6	6.7	4.9	12.2	-	12.2	12.2
Adjusted EBITDA	**$51.5**	**$55.5**	**$62.9**	**$145.4**	**$245.4**	**$60.5**	**$77.3**	**$71.1**	**$82.2**	**$168.1**	**$62.5**	**$230.6**	**$291.1**
Adjusted Revenue[4]	$53.7	$58.3	$66.1	$154.6	$281.3	$74.3	$91.3	$87.3	$98.5	$184.2	$92.9	$277.1	$351.4
Adjusted EBITDA Margin	**95.9%**	**95.2%**	**95.2%**	**94.0%**	**87.2%**	**81.4%**	**84.7%**	**81.4%**	**83.5%**	**91.3%**	**67.3%**	**83.2%**	**82.8%**

Source: Company data.
(1) Sale in Upton County in Jan. 2015 of ~$20 million and sale to WPX in Jan. 2019 of ~$100 million.
(2) Sale of nonparticipating perpetual oil and gas royalty interest in approximately 812 net royalty acres (1/8th interest) of ~$19 million.
(3) Costs related to proxy contest to elect a new Trustee, settlement agreement and conversion exploration committee. TPL anticipates a partial reimbursement of costs under coverage provided by its director and officer insurance policy.
(4) Excludes land sales deemed significant and sales of oil and gas royalty interests.

NYSE: TPL | 36